Offer Letter to Exercise at the Existing Exercise Price or to Exchange for Common Stock
by
INDIA GLOBALIZATION CAPITAL, INC.
of
up to 23,799,000 of its Outstanding Warrants
at:
(i) an Exercise Price of $0.55 Per Warrant accompanied by an Exchange of 5 Warrants for One Share of
Common Stock, and
(ii) an Exchange of 12 Warrants for One Share of Common Stock

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY
TIME, ON DECEMBER 23, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer Letter, dated November 24, 2008 (the ‘‘Offer Letter’’), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘Offer’’), in connection with the offer by India Globalization Capital, Inc., a Maryland corporation (the ‘‘Company’’), for a period of twenty (20) business days, to the holders of the Company’s publicly traded warrants (the ‘‘Public Warrants’’) that are outstanding to purchase an aggregate of 22,609,000 shares of common stock par value $.0001 per share, (the ‘‘Common Stock’’) of the Company, which were issued by the Company in its initial public offering and warrants (the ‘‘Private Warrants’’ and collectively with the Public Warrants, the “Warrants”) to purchase an aggregate of 1,190,000 shares of Common Stock, which were issued by the Company in private placements, as follows:

  To modify terms on which the Warrants can be exercised to permit temporarily, instead of paying the purchase price of $5.00 in cash, the exchange of 5 Warrants and $0.55 in cash for one share of Common Stock; and

  To modify terms on which the Warrants can be exercised to permit temporarily the exchange of 12 Warrants for one share of Common Stock.

     NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXERCISED FOR WHOLE SHARES.

     UNEXERCISED PUBLIC WARRANTS SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON MARCH 3, 2011. UNEXERCISED PRIVATE WARRANTS SHALL EXPIRE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS.

     IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

     You may exercise some or all of your Warrants, and you may exercise your Warrants pursuant to either method identified above or a combination of both methods. If you want to exercise Warrants in this Offer, please specify the method(s) of exercising your Warrants you are using. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exercise pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to exercise.

     On the terms and subject to the conditions of the Offer, the Company will allow you to exercise all Warrants properly exercised before the Expiration Date (as defined in the Offer Letter) and not properly withdrawn, at (i) an exercise price of $0.55 accompanied by an exchange of 5 Warrants for one (1) share of Common Stock and (ii) an exchange rate of 12 Warrants for one (1) share of Common Stock.

     We are the owner of record of shares held for your account. As such, we are the only ones who can exercise and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants we hold for your account.

     Please instruct us as to whether you wish us to exercise any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

     Please note the following:

1.	You may exercise your Warrants at the exercise price of $0.55 accompanied by an exchange of 5 Warrants to receive one (1) share of Common Stock per Warrant exercised.

2.	You may exercise your warrants by exchanging 12 Warrants in exchange for one (1) share of Common Stock.

3.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

4.	The Offer and withdrawal rights will expire at 5 p.m., New York City time, on December 23, 2008, unless the Company extends the tender offer.

5.	The Offer is for up to 23,799,000 Warrants, constituting 100% of the total number of the Company’s publicly traded outstanding Warrants as of October 31, 2008, 100% of the total number of the Company’s outstanding Warrants issued to certain founders of the Company in a private placement immediately prior to the Company’s public offering and 100% of the total number of the Company’s outstanding Warrants issued to an investor in a private placement subsequent to the Company’s public offering.

6.	Tendering Warrant holders who are registered Warrant holders or who tender their shares directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

7.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exercised.

     If you wish to have us exercise any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exercise your Warrants, we will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

     Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 23, 2008, unless the Offer is extended.

     The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary makes any recommendation to any warrant holder as to whether to exercise or refrain from exercising any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exercise your Warrants and, if so, how many Warrants to exercise and by which method. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO
Offer Letter to Exercise at the Existing Price or to Exchange for Common Stock
by INDIA GLOBALIZATION CAPITAL, INC.
of
up to 23,799,000 of its Outstanding Warrants
at: |
(i) an Exercise Price of $0.55 Per Warrant accompanied by an Exchange of 5 Warrants for One Share of
Common Stock, and
(ii) an Exchange of 12 Warrants for One Share of Common Stock

     The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated November 24, 2008 (the ‘‘Offer Letter’’), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘Offer’’), in connection with the offer by India Globalization Capital, Inc., a Maryland corporation (the ‘‘Company’’), for a period of twenty (20) business days, to the holders of: (i) the Company’s publicly traded warrants (the ‘‘Warrants’’) that are outstanding to purchase an aggregate of 22,609,000 shares of common stock par value $.0001 per share, (the ‘‘Common Stock’’), which were issued by the Company in its initial public offering, (ii) 340,000 Warrants initially issued to Ram Mukunda, Ranga Krishna and John Cherin in a private placement of 170,000 units consisting of 170,000 shares of Common Stock and the 340,000 Warrants immediately prior to the Company’s initial public offering, and (iii) 850,000 Warrants issued to Oliveira Capital, LLC in a private placement as follows:

  To modify the terms on which the Warrants can be exercised to permit temporarily, instead of paying the purchase price of $5.00 in cash, the exchange of 5 Warrants and $0.55 in cash for one share of Common Stock; and

  To modify terms on which the Warrants can be exercised to permit temporarily the exchange of 12 Warrants for one share of Common Stock.

     The undersigned hereby instructs you to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐	(please check if any or all of your Warrants being exercised are part of a unit) As the Warrants you are being instructed to exercise pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

     In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (‘‘Tax Items’’) related to the tender offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

- (continued on following page) -

Your choice of options (indicate one or both by check mark):
$0.55 Exercise Price with Warrant Exchange	*
Warrant Exchange Exercise	*
Number of Warrants to be exercised by you for the account of the undersigned:

** Warrants exercised at the $0.55 Exercise Price
with Warrant Exchange

** Warrants exercised pursuant to an Exchange

*	Fractional shares of Common Stock will not be issued. Warrants may only be exercised for whole shares. Warrants may on ly be tendered for exchange in lots of 5 (when accompanied by a cash payment) or 12.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exercised

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

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(Including Zip Code)

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Date: